Exhibit 99.1
DSW Inc. Reports Third Quarter 2011 Results
•	Net sales increase 8.5% to $530.7 million; comparable sales increase 5.2%
•	Gross profit margin rises 150 basis points to 34.0% of net sales
•	Including a $0.13 per share impact due to the merger with Retail Ventures, Inc. (“RVI”) and related items, Reported diluted EPS totals $0.75 per share
•	Adjusted diluted EPS rises to $0.88 per share, up from $0.79 in the third quarter of 2010
•	Company raises 2011 annual diluted earnings per share guidance to a range of $2.90 to $2.95 excluding any impact from the RVI merger and related items
•	Board of Directors approves quarterly cash dividend of $0.15 per share
COLUMBUS, Ohio, November 22, 2011 — DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the three month and nine month periods ended October 29, 2011, which compares to the three month and nine month periods ended October 30, 2010.
“Our strong performance continued into the fall season, further demonstrating our increasing relevance as a destination for great brands, fashion and value in the footwear industry,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc. “During the quarter, we generated an 8.5% increase in total sales and a 5.2% increase in comparable sales, for a two-year comparable sales gain of 15% and a three year comparable sales increase of 24%. DSW remained a top choice for women’s footwear, led by a strong performance in boots. We continued to capitalize on sales opportunities in men’s and accessories — both of which remained our fastest growth categories. Our new store performance exceeded our expectations and e-commerce sales remained robust. We were also pleased with our leased business division, which recorded solid sales growth. Our balance sheet remained strong at quarter end even as we invested in our long-term growth and returned value to our shareholders in the form of both a regular quarterly cash and special cash dividend. We are confident in our strategies and continue to expect fiscal 2011 to represent a strong year of growth, and as a result we have increased our annual guidance.”

Third Quarter Operating Results
•	Net sales increased 8.5% to $530.7 million from $489.3 million for the third quarter of 2010.
•	Comparable sales for the third quarter increased 5.2%. This follows a 10.1% increase in comparable sales for the third quarter of 2010.
•	Reported net income was $53.7 million, or $0.75 per diluted share on 44.7 million weighted average shares outstanding, which included a $13.9 million impact due to the merger with RVI and related items. This compares to Reported net loss of $3.3 million, or $0.16 per diluted share on 21.3 million weighted average shares outstanding, for the third quarter of 2010.
•	Net income, adjusted for the impact of the merger with RVI and related items, was $39.8 million, or $0.88 per diluted share on 45.3 million weighted average shares outstanding. This compares to Adjusted net income of $35.5 million, or $0.79 per diluted share on 44.9 million weighted average shares outstanding, for the third quarter of 2010.
•	At the conclusion of this press release is a reconciliation of Reported to Adjusted results.
•	Following the announcement on November 2, 2011 that SYMS Corp. filed for bankruptcy protection, DSW reserved $1.7 million in markdowns at cost related to inventory in Filene’s Basement and SYMS stores. This equates to a $0.02 per share impact to both Reported and Adjusted EPS in the third quarter.
Nine-Month Operating Results
•	Net sales increased 11.6% to $1.51 billion from $1.35 billion for the first nine months of 2010.
•	Comparable sales for the first nine months increased 9.2%. This follows a 12.6% increase in comparable sales for the first nine months of 2010.
•	Reported net income was $155.4 million, or $4.30 per diluted share on 34.8 million weighted average shares outstanding, which included a $42.3 million impact due to the merger with RVI and related items. This compares to Reported net income of $17.6 million, or $0.82 per diluted share on 21.5 million weighted average shares outstanding, for the first nine months of 2010.
•	Net income, adjusted for the impact of the merger with RVI and related items, was $113.1 million, or $2.50 per diluted share on 45.3 million weighted average shares outstanding. This compares to Adjusted net income of $89.2 million, or $1.99 per diluted share on 44.8 million weighted average shares outstanding, for the first nine months of 2010.
•	At the conclusion of this press release is a reconciliation of Reported to Adjusted results.
Third Quarter Balance Sheet Highlights
•	Cash and investments totaled $369 million.
•	Inventories were $378 million compared to $332 million at the end of the third quarter of 2010. Inventory cost per square foot in DSW stores increased 5% compared to the third quarter of 2010.

Special and Regular Dividend
On August 10, 2011, the Company announced that its Board of Directors declared a special cash dividend of $2.00 per share, totaling approximately $86 million. In conjunction with this approval, the Board of Directors also initiated a regular quarterly cash dividend of $0.15 per share. Both the special dividend and the regular dividend were paid on September 30, 2011 to shareholders of record at the close of business on September 20, 2011.
On November 17, 2011, DSW’s Board of Directors approved the Company’s second quarterly cash dividend payment of $0.15 per share. The dividend will be paid on December 30, 2011 to shareholders of record at the close of business on December 19, 2011.
Settlement of the Premium Income Exchangeable Securities
Separately, on August 10, 2011, the Company announced plans to settle the Premium Income Exchangeable Securities (“PIES”) assumed pursuant to the merger with RVI in exchange for approximately 3.8 million shares of DSW Class A common stock on the maturity date of September 15, 2011. Following the delivery of the shares to the holders of the PIES, DSW’s public float increased by the 3.8 million shares. However, these shares did not increase the Company’s diluted shares reported in previous quarters because they have always been included in the diluted share count since the PIES were issued in 2006.
Fiscal 2011 Annual Outlook
The Company is raising its annual guidance. DSW now estimates annual comparable sales to increase between 7% and 8% and now expects annual diluted earnings per share in the range of $2.90 to $2.95 for fiscal 2011, excluding any impact from the merger with RVI and related items.
Webcast and Conference Call
To hear the Company’s live earnings conference call, log on to http://www.dswinc.com/ today at 8:30 AM Eastern, or call (800) 967-7137. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial (877) 870-5176, followed by passcode 4551928. An audio replay of the conference call, as well as additional financial information, will also be available at http://www.dswinc.com/.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of November 22, 2011, DSW operated 328 stores in 40 states and operated an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplied footwear to 364 leased locations in the United States. For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and “like” DSW on Facebook at http://www.facebook.com/DSW.
DSW INC.
Q3 AND YEAR-TO-DATE 2011 SEGMENT RESULTS
Net sales by reportable segment:

	Three Months Ended			Nine Months Ended
	October 29, 2011	October 30, 2010	% increase	October 29, 2011	October 30, 2010	% increase
	(in millions)			(in millions)

DSW	$491.9	$453.1	8.6%	$1,396.4	$1,246.6	12.0%
Leased Business Division	38.8	36.2	7.2%	114.2	107.3	6.4%

Total DSW Inc.	$530.7	$489.3	8.5%	$1,510.6	$1,353.9	11.6%

Comparable sales change by reportable segment:

	Three Months Ended		Nine Months Ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010

DSW	5.2%	10.6%	9.5%	13.5%
Leased Business Division	4.9%	4.0%	6.0%	3.9%
Total DSW Inc.	5.2%	10.1%	9.2%	12.6%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our “Fiscal 2011 Annual Outlook,” are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; disruption of our distribution and fulfillment operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our “DSW Rewards” program to drive traffic, sales and loyalty; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; risks related to our cash and investments; the anticipated benefits of the merger with RVI taking longer to realize or not being achieved in their entirety; and the realization of risks related to the merger with RVI, including risks related to its guarantees of certain Filene’s Basement leases. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of	As of
	October 29, 2011	January 29, 2011

Assets
Cash and equivalents	$101,675	$99,126
Short-term investments	202,297	241,557
Accounts receivable, net	14,860	13,186
Inventories	377,945	309,013
Prepaid expenses and other current assets	19,950	30,900
Deferred income taxes	35,839	49,354

Total current assets	752,566	743,136

Property and equipment, net	227,448	212,342
Long-term investments	65,471	49,987
Goodwill	25,899	25,899
Deferred income taxes	104,868
Other assets	8,777	10,113

Total assets	$1,185,029	$1,041,477

Liabilities and shareholders’ equity
Accounts payable	$155,247	$150,276
Accrued expenses	118,486	113,100
Conversion feature of short-term debt		6,375
Warrant liability	32,284	20,624
Current maturities of long-term debt		132,132

Total current liabilities	306,017	422,507

Deferred income taxes and other non-current liabilities	107,867	130,101
Total shareholders’ equity	771,145	488,869

Total liabilities and shareholders’ equity	$1,185,029	$1,041,477

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and
RECONCILIATION OF ADJUSTED RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	October 29,			October 29,
	2011			2011
	Reported		Adjustments	Adjusted
Net sales	$530,747			$530,747
Cost of sales	(350,465)			(350,465)
Operating expenses	(120,310)	(1)	$5,273	(115,037)
Change in fair value of derivative instruments	20,924	(2)	(20,924)

Operating profit	80,896		(15,651)	65,245
Interest (expense) income, net	(1,151)	(3)	1,503	352

Income from continuing operations before income taxes	79,745		(14,148)	65,597
Income tax provision	(26,076)	(4)	297	(25,779)

Income from continuing operations	53,669		(13,851)	39,818
Total income from discontinued operations, net of tax	5	(5)	(5)

Net income	$53,674		$(13,856)	$39,818

Adjustments to net income for diluted earnings per share calculation:
Less: Gain in fair value of PIES and tax effected other PIES expenses	(20,167)	(6)	20,167
Less: (Loss) in fair value of warrants	159	(6)	(159)

Net income for diluted earnings per share calculation	$33,666	(6)	$6,152	$39,818

Diluted shares used in per share calculations:	44,739	(7)		45,313

Diluted earnings per share:
Diluted earnings per share from continuing operations	$0.75			$0.88
Diluted earnings per share from discontinued operations	$0.00
Diluted earnings per share	$0.75			$0.88
Notes:

1)	In addition to RVI-related expenses, also reflects lease and asset impairment of $5.0M related to an RVI office lease.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants.

3)	Interest expense related to the PIES.

4)	Reflects impact of RVI-related tax expense.

5)	Reflects the removal of discontinued operations, which relate to RVI’s disposition of Value City.

6)	Net income for the diluted earnings per share calculation is adjusted for the change in fair value of PIES and warrants and related tax-effected interest expense.

7)	The Reported weighted average shares outstanding represent DSW Class A Common Shares and Class B Common Shares as well as the PIES, warrants and other dilutive instruments. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter, prior to the merger with RVI.

	Three Months			Three Months
	Ended			Ended
	October 30,			October 30,
	2010			2010
	Reported		Adjustments	Adjusted
Net sales	$489,269			$489,269
Cost of sales	(330,049)			(330,049)
Operating expenses	(110,319)	(1)	$6,171	(104,148)
Change in fair value of derivative instruments	(31,681)	(2)	31,681

Operating profit	17,220		37,852	55,072
Interest (expense) income, net	(2,077)	(3)	3,122	1,045
Non-operating income	1,500			1,500

Income from continuing operations before income taxes	16,643		40,974	57,617
Income tax provision	(8,726)	(4)	(13,378)	(22,104)

Income from continuing operations	7,917		27,596	35,513
Total income from discontinued operations, net of tax	2,191	(5)	(2,191)

Net income	10,108		25,405	35,513
Less: net income attributable to the noncontrolling interests	(13,428)	(6)	13,428

Net (loss) income, net of noncontrolling interests	$(3,320)		$38,833	$35,513

Diluted shares used in per share calculations:	21,331	(7)		44,900

Diluted (loss) earnings per share:
Diluted (loss) earnings per share from continuing operations, net of noncontrolling interests	$(0.26)			$0.79
Diluted earnings per share from discontinued operations	$0.10
Diluted (loss) earnings per share, net of noncontrolling interests	$(0.16)			$0.79
Notes:

1)	Reflects RVI-related operating expenses, net of income.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants.

3)	Interest expense related to the PIES.

4)	Reflects impact of RVI-related tax benefit.

5)	Reflects the removal of discontinued operations, which relate to RVI’s disposition of Value City and Filene’s Basement.

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded prior to the merger date.

7)	Reported weighted average shares outstanding reflect the RVI weighted average shares outstanding adjusted for the 0.435 exchange ratio, as previously reported by RVI. Adjusted weighted average shares outstanding reflect what DSW previously reported during this period.

	Nine Months			Nine Months
	Ended			Ended
	October 29,			October 29,
	2011			2011
	Reported		Adjustments	Adjusted
Net sales	$1,510,645			$1,510,645
Cost of sales	(1,002,661)			(1,002,661)
Operating expenses	(339,557)	(1)	$16,563	(322,994)
Change in fair value of derivative instruments	(56,895)	(2)	56,895

Operating profit	111,532		73,458	184,990
Interest (expense) income, net	(9,214)	(3)	10,484	1,270

Income from continuing operations before income taxes	102,318		83,942	186,260
Income tax benefit (provision)	73,625	(4)	(146,808)	(73,183)

Income from continuing operations	175,943		(62,866)	113,077
Total income from discontinued operations, net of tax	173	(5)	(173)

Net income	176,116		(63,039)	113,077
Less: net income attributable to the noncontrolling interests	(20,695)	(6)	20,695

Net income, net of noncontrolling interests	$155,421		$(42,344)	$113,077

Adjustments to net income for diluted earnings per share calculation:
Less: Gain in fair value of PIES and tax effected other PIES expenses	(6,019)	(7)	6,019

Net income, net of noncontrolling interests for diluted earnings per share calculation	$149,402	(7)	$(36,325)	$113,077

Diluted shares used in per share calculations:	34,781	(8)		45,313

Diluted earnings per share from continuing operations, net of noncontrolling interests	$4.29			$2.50
Diluted earnings per share from discontinued operations	$0.00
Diluted earnings per share, net of noncontrolling interests	$4.30			$2.50
Notes:

1)	In addition to DSW and RVI transaction costs and RVI-related expenses, also reflects lease and asset impairment of $5.0M related to an RVI office lease.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants.

3)	Interest expense related to the PIES and RVI debt.

4)	Reflects impact of reversal of valuation allowances and other merger-related tax items.

5)	Reflects the removal of discontinued operations, which relate to RVI’s disposition of Value City and Filene’s Basement.

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded through the merger date.

7)	Net income for the diluted earnings per share calculation is adjusted by the change in fair value of PIES and related tax-effected interest expense.

8)	Reported weighted average shares outstanding are prorated for pre-merger RVI shares through the merger date and post-merger DSW shares after the merger date and through period end. Through the merger date, RVI weighted average shares outstanding are adjusted for the 0.435 exchange ratio. After the merger date, the weighted average shares outstanding reflect DSW shares converted from RVI shares as well as DSW Class A Common Shares outstanding prior to the merger. Adjusted shares used in the per share calculations reflect DSW’s weighted average shares outstanding as of the first quarter, prior to the merger with RVI.

	Nine Months			Nine Months
	Ended			Ended
	October 30,			October 30,
	2010			2010
	Reported		Adjustments	Adjusted
Net sales	$1,353,926			$1,353,926
Cost of sales	(921,623)			(921,623)
Operating expenses	(295,950)	(1)	$5,959	(289,991)
Change in fair value of derivative instruments	(45,843)	(2)	45,843

Operating profit	90,510		51,802	142,312
Interest (expense) income, net	(7,361)	(3)	9,328	1,967
Non-operating income	1,500			1,500

Income from continuing operations before income taxes	84,649		61,130	145,779
Income tax provision	(38,532)	(4)	(18,096)	(56,628)

Income from continuing operations	46,117		43,034	89,151
Total income from discontinued operations, net of tax	5,161	(5)	(5,161)

Net income	51,278		37,873	89,151
Less: net income attributable to the noncontrolling interests	(33,642)	(6)	33,642

Net income, net of noncontrolling interests	$17,636		$71,515	$89,151

Diluted shares used in per share calculations:	21,452	(7)		44,837

Diluted earnings per share:
Diluted earnings per share from continuing operations, net of noncontrolling interests	$0.58			$1.99
Diluted earnings per share from discontinued operations	$0.24
Diluted earnings per share, net of noncontrolling interests	$0.82			$1.99
Notes:

1)	Reflects RVI-related operating expenses, net of income.

2)	Change in fair value of derivative instruments, which relate to RVI’s PIES and warrants.

3)	Interest expense related to the PIES.

4)	Reflects impact of RVI-related tax benefit.

5)	Reflects the removal of discontinued operations, which relate to RVI’s disposition of Value City and Filene’s Basement.

6)	Reflects the removal of the noncontrolling interest in DSW that RVI recorded prior to the merger date.

7)	Reported weighted average shares outstanding reflect the RVI weighted average shares outstanding adjusted for the 0.435 exchange ratio, as previously reported by RVI. Adjusted weighted average shares outstanding reflect what DSW previously reported during this period.

This release contains certain Adjusted financial measures. These measures are included as a complement to Reported results because management believes these Adjusted financial measures help explain underlying performance trends in DSW’s business and provide useful information to both management and investors. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should not be construed as an alternative to the Reported results determined in accordance with generally accepted accounting principles. Further, DSW’s definition of Adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the Adjusted information is useful to investors for the assessment of the ongoing operations of DSW. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should be read in conjunction with DSW’s and RVI’s historical financial statements and notes thereto contained in DSW’s and RVI’s quarterly reports on Form 10-Q and annual report on Form 10-K.
SOURCE: DSW Inc.

Company Contact:
DSW Inc.
Jennie Wilson
Senior Vice President Finance & Controller
(855) 893-5691

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113